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                                                                    EXHIBIT 99.1



                           LASER POWER CORPORATION
                          NONSTATUTORY STOCK OPTION

________________________, Optionee:

      Laser Power Corporation (the "Company") has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The grant hereunder shall serve as the substitute option originally granted to you by EMI Acquisition Corp. d/b/a Exotic Materials, Inc.

      The details of your option are as follows:

      1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is _____________________ (____________).

      2. VESTING. Subject to the limitations contained herein, your option shall vest as follows: _________________________________________; provided, however, that vesting shall cease if you cease to provide services to the Company for any reason prior to this option becoming fully vested.

      3. EXERCISE PRICE AND METHOD OF PAYMENT.

            (a) EXERCISE PRICE. The exercise price of this option is _______________ ($____________) per share.

            (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                  (i) Payment of the exercise price per share in cash (including check) at the time of exercise;

                  (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                  (iii) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

                  (iv) Payment by a combination of the methods of payment permitted by subparagraphs 3(b)(i) through 3(b)(iii) above.



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      4. WHOLE SHARES. This option may only be exercised for whole shares.

      5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Securities Act") or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

      6. TERM. The term of this option commences on _________, 19__, the date of grant and expires on __________________ (the "Expiration Date"), which date shall be no more than (10) years from the date this option is granted, unless this option expires sooner as set forth below. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your continuous status as an employee, director or consultant with the Company or an affiliate of the Company, unless one of the following circumstances exists:

            (a) Your termination of continuous status as an employee, director or consultant is for Cause. This option will then expire immediately upon such termination. For these purposes, "Cause" shall include, but not be limited to, the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets of the Company, or any other intentional misconduct adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as ground for your dismissal or discharge.

            (b) Your termination of continuous status as an employee, director or consultant is due to your disability. This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of continuous status as an employee, director or consultant.

            (c) Your termination of continuous status as an employee, director or consultant is due to your death or your death occurs within three (3) months following your termination for any other reason, in which event the option shall. This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death; or

            (d) If during any part of such three (3)-month period you may not exercise your option solely because of the condition set forth in paragraph 6 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of continuous status as an employee, director or consultant.

      However, this option may be exercised following termination of continuous status as an employee, director or consultant only as to that number of shares as to which it was vested on the date of termination of continuous status as an employee, director or consultant under the provisions of paragraph 2 of this option.



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      7. EXERCISE.

            (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

            (b) By exercising this option you agree that, as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of the exercise of this option or the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise. You also agree that any exercise of this option has not been completed and that the Company is under no obligation to issue any Common Stock to you until such an arrangement is established or the Company's tax withholding obligations are satisfied, as determined by the Company.

      8. ADJUSTMENTS UPON CHANGES IN STOCK.

            (a) If any change is made in the stock subject to this option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), this option will be appropriately adjusted in type, maximum number of shares subject to, and the exercise price per share thereof. Such adjustments shall be made by the Company's Board of Directors the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

            (b) In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then: (i) any surviving corporation shall assume this option or shall substitute a similar option, or (ii) this option shall continue in full force and effect. In the event any surviving corporation refuses to assume or substitute this option, (A) to the extent optionee is then performing services as an employee, director or consultant, the vesting of this option and the time which it may be exercised shall be accelerated prior to such transaction and the option terminated if not exercised after such acceleration and at or prior to such transaction, and (B) to the extent optionee is not then performing services as an employee, director or consultant, the option shall be terminated if not exercised prior to such transaction.



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      9. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

      10. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any affiliate of the Company, or their respective shareholders, Board of Directors, officers, or employees to continue any relationship which you might have as a director or consultant for the Company or affiliate of the Company.

      11. NOTICES. Any notices provided for in this option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

      12. AUTHORITY. This option is subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted by the Company. This authority shall be exercised by the Board of Directors, or by a committee of one or more members of the Board of Directors in the event that the Board of Directors delegates its authority to a committee. The Board of Directors, in exercise of this authority, may correct any defect, omission or inconsistency in this option in a manner and to the extent the Board of Directors shall deem necessary or desirable to make this option fully effective. References to the Board of Directors shall mean the committee if a committee has been appointed by the Board of Directors. Any interpretations, rules and regulations promulgated by the Board of Directors shall be final and binding upon the Company and its successors in interest as well as you and your heirs, assigns, and other successors in interest. The Board of Directors at any time, and from time to time, may amend the terms of this option; provided, however, that your rights and obligations under this option shall not be impaired by any such amendment unless (i) the Company requests your consent and (ii) you consent in writing.



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      13. AVAILABLE SHARES. During the term of this option, the Company shall at all times keep available the number of shares of stock required to satisfy the exercise of such option

      Dated the ____ day of __________________, 19__.

                                                Very truly yours
                                                Laser Power Corporation
                                        By:
                                           --------------------------------
                                           Glenn H. Sherman
                                           Duly authorized on behalf
                                           of the Board of Directors

ATTACHMENTS:

      Acknowledgment of Option Terms
      Notice of Exercise



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                             LASER POWER CORPORATION
                         ACKNOWLEDGMENT OF OPTION TERMS

The undersigned:

      Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option; and

      Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under any stock option plan of the Company, and (ii) the following agreements only:

      NONE
               --------------------
               (Initial)

      OTHER
               ------------------------------

               ------------------------------

               ------------------------------



                                    OPTIONEE

                                    Address:
                                            -------------------------------

                                            -------------------------------



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                               NOTICE OF EXERCISE



Laser Power Corporation

-------------------------

-------------------------
                                                Date of Exercise: ____________

Ladies and Gentlemen:

      This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

            Type of option:                   Nonstatutory

            Stock option dated:
                                              -------------------
            Number of shares as to which
            option is exercised:
                                              -------------------
            Certificates to be issued in
            name of:
                                              -------------------
            Total exercise price:             $
                                              -------------------
            Cash payment delivered herewith:  $
                                              -------------------
            Value of ______ shares of Common
            Stock delivered herewith1:        $
                                              -------------------

                                        Very truly yours,


                                        -----------------------------------



--------------
      (1) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.



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